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                                                                      EXHIBIT 32

          CERTIFICATIONS PURSUANT TO 18 UNITED STATES CODE Section 1350

     Each of the undersigned hereby certifies that to his knowledge the report on Form 10-K for the fiscal year ended December 31, 2003 of Lincoln Benefit Life Company filed with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Lincoln Benefit Life Company.


Date:  March 24, 2004


                                                 /s/ Casey J. Sylla
                                                 ------------------
                                                 Casey J. Sylla
                                                 Chairman of the Board and
                                                 Chief Executive Officer

                                                 /s/ Steven E. Shebik
                                                 --------------------
                                                 Steven E. Shebik
                                                 Senior Vice President and
                                                 Chief Financial Officer